Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Third-Quarter 2024 Financial Results

ROCHESTER, N.Y., November 12, 2024 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the third quarter 2024.

Third-quarter 2024 highlights include:

●	Consolidated revenues of $261 million, compared with $269 million for Q3 2023, a decrease of $8 million or 3 percent

●	Gross profit of $45 million, compared with $50 million for Q3 2023, a decrease of $5 million or 10 percent

●	Gross profit percentage of 17 percent, compared with 19 percent for Q3 2023, a decrease of 2 percentage points

●	GAAP net income of $18 million, compared with net income of $2 million for Q3 2023, an increase of $16 million or 800 percent

●	Operational EBITDA of $1 million, compared with $12 million for Q3 2023, a decrease of $11 million or 92 percent

●	A quarter-end cash balance of $214 million, compared with $255 million on December 31, 2023, a decrease of $41 million

“In the third quarter, Kodak continued to focus on the fundamentals of our long-term strategic plan: increasing operating efficiency, investing in innovation and driving smart revenue,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Our Advanced Materials & Chemicals group continues to emerge as a key part of our future and we continue to invest in AM&C growth initiatives, including the cGMP facility for manufacturing pharmaceutical ingredients currently nearing completion at Eastman Business Park. Our legacy AM&C film business is growing rapidly, and we are investing capex to increase capacity to meet demand. In our commercial print business, we recently received an affirmative determination from the U.S. International Trade Commission in our tariff cases concerning imports of aluminum printing plates from Japan and China. This is an important win for the U.S. printing industry and Kodak because it establishes a level playing field in the U.S. plates business which will allow us to continue providing our customers with reliable supplies of high-quality plates. We continue to gain momentum with our groundbreaking continuous inkjet press portfolio. Looking forward, we will continue to invest in streamlining our operations and developing the leading-edge products our customers expect from Kodak.”

Kodak Reports Third-Quarter 2024 Financial Results Page 2

For the quarter ended September 30, 2024, revenues were $261 million, a decrease of $8 million or 3 percent compared to the same period in 2023. Excluding the impact of foreign exchange, revenue declined $9 million or 3 percent.

GAAP net income was $18 million for the quarter, compared to $2 million in Q3 2023, an increase of $16 million or 800 percent. Operational EBITDA for the quarter ended September 30, 2024 was $1 million, compared to $12 million in Q3 2023, a decrease of $11 million. The decrease was primarily driven by higher manufacturing costs driven by an increase in aluminum costs, changes in employee benefit reserves, inventory reserve adjustment, as well as an increase in costs associated with certain litigation matters.

Kodak ended the third quarter with a cash balance of $214 million, a decrease of $41 million from December 31, 2023. The decrease was driven by capital expenditures primarily to fund growth initiatives, investments in technology systems and organizational structure and lower profitability from operations, partially offset by improvements in working capital primarily due to cash proceeds of $40 million from brand licensing in the first quarter of 2024.

“Kodak continued to execute on its long-term strategy in the third quarter,” said David Bullwinkle, Kodak’s CFO. “The decline in revenue, which slowed compared to recent quarters, reflects our ongoing focus on generating smart revenue to drive stronger profitability. Kodak ended the quarter with a cash balance of $214 million, compared with $255 million on December 31, 2023, which is in line with our expectations. The decline reflects our continued capex investments in supporting AM&C growth initiatives, along with building working capital in AM&C to allow us to keep customers supplied as we make improvements in our manufacturing facilities. Looking ahead, we plan to invest in increasing operational efficiency and expanding manufacturing capacity to continue delivering reliable value to our customers.”

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Kodak Reports Third-Quarter 2024 Financial Results Page 3

Revenue and Operational EBITDA by Reportable Segment Q3 2024 vs. Q3 2023

($ millions)

Q3 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$182	$71	$5	$258
Operational EBITDA *	$(9)	$6	$4	$1

Q3 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$196	$64	$4	$264
Operational EBITDA *	$4	$4	$4	$12

Q3 2024 vs. Q3 2023 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(14)	$7	$1	$(6)
Operational EBITDA *	$(13)	$2	$-	$(11)

Q3 2024 Actuals on constant currency ** vs. Q3 2023 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(15)	$7	$1	$(7)
Operational EBITDA *	$(13)	$2	$-	$(11)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended September 30, 2023, rather than the actual average exchange rates in effect for the three months ended September 30, 2024.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Kodak Reports Third-Quarter 2024 Financial Results Page 4

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2023 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs and collateral requirements and service its debt and Series B Preferred Stock and Series C Preferred Stock; Changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and conflicts involving Israel, medical epidemics, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the war in Ukraine, the conflicts involving Israel, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology outages that could disrupt or otherwise harm Kodak’s operations.

Kodak Reports Third-Quarter 2024 Financial Results Page 5

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this third quarter 2024 financial results news release, reference is made to the following non-GAAP financial measures:

●	Operational EBITDA; and
●	Revenues on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the earnings from operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; interest expense; loss on extinguishment of debt; and other (income) charges, net.

The change in revenues on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended September 30, 2023, rather than the actual average exchange rates in effect for the three months ended September 30, 2024.

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The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA for the three months ended September 30, 2024 and 2023, respectively:

(in millions)
	Q3 2024	Q3 2023	$ Change	% Change
Net Income	$18	$2	$16	800%
All other	(1)	(2)	1
Depreciation and amortization	8	7	1
Restructuring costs and other (1)	1	3	(2)
Stock based compensation	1	1	-
Consulting and other costs (2)	-	1	(1)
Interest expense (3)	14	14	-
Pension income excluding service cost component (3)	(42)	(41)	(1)
Loss on extinguishment of debt (3)	-	27	(27)
Other (income) charges, net (3)	(1)	2	(3)
Provision (benefit) for income taxes (3)	3	(2)	5
Operational EBITDA	$1	$12	$(11)	-92%

Footnote Explanations:

(1)

Restructuring costs and other for the three months ended September 30, 2023 included $1 million which was reported as Restructuring costs and other and $2 million representing inventory write-downs which was reported as Cost of revenues.

(2)

Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation. Consulting and other costs included $1 million of income in the three months ended September 30, 2023, representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.

(3)	As reported in the Consolidated Statement of Operations.

Kodak Reports Third-Quarter 2024 Financial Results Page 7

A.	FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share data)	Three Months Ended
	September 30,
	2024	2023
Revenues
Sales	$221	$220
Services	40	49
Total revenues	261	269
Cost of revenues
Sales	185	183
Services	31	36
Total cost of revenues	216	219
Gross profit	45	50
Selling, general and administrative expenses	44	40
Research and development costs	8	7
Restructuring costs and other	1	1
(Loss) earnings from operations before interest expense, pension income excluding service cost component, loss on extinguishment of debt, other (income) charges, net and income taxes	(8)	2
Interest expense	14	14
Pension income excluding service cost component	(42)	(41)
Loss on extinguishment of debt	-	27
Other (income) charges, net	(1)	2
Earnings from operations before income taxes	21	-
Provision (benefit) for income taxes	3	(2)
NET EARNINGS	$18	$2

Basic earnings per share attributable to Eastman Kodak Company common shareholders	$0.16	$-

Diluted earnings per share attributable to Eastman Kodak Company common shareholders	$0.15	$-

The notes accompanying the financial statements contained in the Company’s third quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Third-Quarter 2024 Financial Results Page 8

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)

	September 30,	December 31,
(in millions)	2024	2023
ASSETS
Cash and cash equivalents	$214	$255
Trade receivables, net of allowances of $7 and $8, respectively	143	195
Inventories, net	241	217
Other current assets	44	45
Total current assets	642	712
Property, plant and equipment, net of accumulated depreciation of $481 and $470, respectively	190	169
Goodwill	12	12
Intangible assets, net	21	24
Operating lease right-of-use assets	28	30
Restricted cash	100	110
Pension and other postretirement assets	1,313	1,216
Other long-term assets	82	82
TOTAL ASSETS	$2,388	$2,355

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$128	$125
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	9	13
Other current liabilities	128	144
Total current liabilities	266	283
Long-term debt, net of current portion	460	457
Pension and other postretirement liabilities	232	237
Operating leases, net of current portion	24	24
Other long-term liabilities	208	213
Total liabilities	1,190	1,214

Commitments and Contingencies (Note 6)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	216	210

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,152	1,156
Treasury stock, at cost	(12)	(11)
Accumulated deficit	(419)	(495)
Accumulated other comprehensive income	261	281
Total shareholders’ equity	982	931
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,388	$2,355

The notes accompanying the financial statements contained in the Company’s third quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Third-Quarter 2024 Financial Results Page 9

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)

	Nine Months Ended
	September 30,
(in millions)	2024	2023
Cash flows from operating activities:
Net earnings	$76	$70
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	21	23
Pension and other postretirement income	(111)	(109)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	—	2
Non-cash changes in workers' compensation and other employee benefit reserves	1	(3)
Stock based compensation	5	6
Net gain on sale of assets	(17)	(1)
Loss on extinguishment of debt	—	27
Decrease (increase) in trade receivables	52	(16)
(Increase) decrease in miscellaneous receivables	(6)	10
Increase in inventories	(25)	(4)
Decrease in trade payables	(1)	(15)
(Decrease) increase in liabilities excluding borrowings and trade payables	(39)	23
Other items, net	33	8
Total adjustments	(87)	(49)
Net cash (used in) provided by operating activities	(11)	21

Cash flows from investing activities:
Additions to properties	(39)	(15)
Proceeds from sale of assets	17	—
Net cash used in investing activities	(22)	(15)

Cash flows from financing activities:
Net proceeds from Amended and Restated Term Loan Credit Agreement	—	435
Repayment of Original Term Loan Credit Agreement	—	(316)
Repayment of Convertible Notes	—	(28)
Other debt acquisition costs	—	(1)
Repayment of Amended and Restated Term Loan Agreement	(17)	—
Preferred stock cash dividend payments	(3)	(3)
Treasury stock purchases	(1)	—
Net cash (used in) provided by financing activities	(21)	87
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(5)
Net (decrease) increase in cash, cash equivalents and restricted cash	(55)	88
Cash, cash equivalents and restricted cash, beginning of period	377	286
Cash, cash equivalents and restricted cash, end of period	$322	$374

The notes accompanying the financial statements contained in the Company’s third quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.